STOCK PURCHASE, SHARE EXCHANGE AND EQUITY ACQUISITION AGREEMENT

by and among

VYSTAR CORPORATION

CAPITAL REALM, INC.

and

r3alm inc.

Effective as of the date of the last signature below

DRAFT FOR LEGAL, TAX, ACCOUNTING AND SECURITIES REVIEW

Version 1.3 - July 28, 2026

THIS STOCK PURCHASE, SHARE EXCHANGE AND EQUITY ACQUISITION AGREEMENT (this "Agreement") is made effective as of the date on which the last Party signs this Agreement (the "Effective Date"), by and among: (i) Vystar Corporation, a Georgia corporation ("Vystar" or "Purchaser"); (ii) Capital Realm, Inc., an Ohio corporation ("Capital Realm"); and (iii) r3alm inc., a Wyoming profit corporation, Wyoming Company No. 2026-002015010, having its principal and mailing address at 1309 Coffeen Avenue STE 1200, Sheridan, Wyoming 82801 (the "Company"). Vystar, Capital Realm and the Company are each a "Party" and collectively the "Parties."

RECITALS

A. Capital Realm is the sole legal and beneficial shareholder of the Company and owns all ninety million (90,000,000) issued and outstanding shares of common stock of the Company. Vystar presently owns no shares or other equity securities of the Company.

B. Capital Realm previously assigned to the Company all of Capital Realm's legal and equitable right, title and interest in and to the intellectual property and related assets comprising the R3alm Ecosystem pursuant to an Assignment of Intellectual Property effective July 24, 2026 (the "IP Assignment"). The Parties acknowledge that the Company, and not Capital Realm or Vystar, is the current owner of the assigned intellectual property. A copy of the IP Assignment furnished for attachment is included as Exhibit A.

C. Vystar desires to acquire, and the Company desires to issue to Vystar, ninety million (90,000,000) newly issued shares of the Company's common stock, which issuance will result in Vystar and Capital Realm each owning fifty percent (50%) of the Company's issued and outstanding common stock immediately after the Closing.

D. As consideration for the Company Shares, Vystar will: (i) make available for subscription and issue to Capital Realm exactly eight thousand three hundred seventy-one (8,371) shares of Vystar's 10% Series B Preferred Stock under the Series B Preferred Stock Subscription Agreement between Vystar and Capital Realm (the "Subscription Agreement"), at a par subscription price of $0.0001 per share and an aggregate subscription price of $0.8371, each such preferred share being convertible into one thousand (1,000) shares of Vystar Common Stock for an aggregate initial conversion entitlement of eight million three hundred seventy-one thousand (8,371,000) shares of Vystar Common Stock; (ii) issue any Initial True-Up Shares and honor the continuing true-up rights described in this Agreement and the True-Up Agreement attached as Exhibit B; and (iii) pay or cause to be paid to Capital Realm aggregate cash consideration of two hundred fifty thousand dollars ($250,000), consisting of fifty thousand dollars ($50,000) at the Closing (prior deposit paid of $20,000) and two hundred thousand dollars ($200,000) from Additional Financing conducted by the Company within twelve (12) months after the Closing, in each case as provided in Article III. The nominal subscription price under the Subscription Agreement does not reduce or offset any acquisition consideration payable under this Agreement.

E. The Parties intend that Capital Realm shall hold thirty-four percent (34%) of Vystar common shares immediately after the Closing and shall be protected against dilution below that percentage for twenty-four (24) consecutive months after the Closing, subject to the terms and exclusions set forth in the True-Up Agreement.

F. The Parties intend the issuance of the Company Shares, the issuance of the Series B Consideration Shares, the issuance of any Initial True-Up Shares, payment of the Closing Cash Payment, execution of the True-Up Agreement and the financing-proceeds payment arrangements for the Deferred Cash Payment, and the other Closing deliveries to occur as one integrated and simultaneous transaction, with no Party obligated to complete a partial Closing.

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Defined Terms. For purposes of this Agreement, the following terms have the meanings set forth below:

"Additional Financing" means any one or more bona fide capital-raising transactions completed by the Company after the Closing through the issuance or sale of equity, preferred stock, debt, notes, tokenized securities or other investment instruments, whether completed in one or multiple closings or tranches, and resulting in cash proceeds received by the Company. Additional Financing excludes ordinary-course operating revenue and bona fide customer deposits that are not investment proceeds.

"Affiliate" means, with respect to a Person, any other Person directly or indirectly controlling, controlled by or under common control with that Person.

"Business Day" means any day other than a Saturday, Sunday or day on which commercial banks in New York, New York are authorized or required by law to close.

"Cash Consideration" means two hundred fifty thousand dollars ($250,000) of aggregate cash purchase consideration payable to Capital Realm under Article III, consisting of the Closing Cash Payment and the Deferred Cash Payment.

"Capital Realm Protected Holdings" has the meaning set forth in the True-Up Agreement and generally includes the Initial Common Equivalent Shares, all True-Up Shares, and all successor or replacement securities attributable to those securities and held by Capital Realm or a Permitted Affiliate, subject to the exclusions stated in the True-Up Agreement.

"Closing" means the simultaneous consummation of the transactions contemplated by this Agreement.

"Closing Cash Payment" means fifty thousand dollars ($50,000) payable to Capital Realm at the Closing under Section 3.9.

"Closing Date" means the date on which the Closing occurs.

"Company Shares" means ninety million (90,000,000) newly issued shares of common stock of the Company to be issued to Vystar at the Closing.

"Dilutive Issuance" has the meaning set forth in the True-Up Agreement and includes any issuance, grant, accrual, assumption or creation by Vystar of Common Stock or any security, right or obligation that is convertible into, exercisable for, exchangeable for or otherwise settled in Common Stock.

"Deferred Cash Payment" means two hundred thousand dollars ($200,000) payable to Capital Realm under Sections 3.10 through 3.14.

"Vystar Common Share Basis" means the capitalization of Vystar calculated as though all issued and outstanding convertible, exchangeable or exercisable securities and all earned, accrued, committed, contingent or contractually issuable shares of Common Stock were converted, exercised, exchanged or issued, whether or not then vested, exercisable or recorded in Vystar's stock ledger, without double counting and as further described in the True-Up Agreement.

"Financing Proceeds" means cash proceeds actually received by the Company from an Additional Financing, less only bona fide, arm's-length third-party broker-dealer, placement-agent, escrow, legal, audit and governmental filing fees directly attributable to closing that Additional Financing and disclosed in writing to Capital Realm. No internal overhead, affiliate fee, intercompany charge, management fee or other discretionary deduction shall reduce Financing Proceeds.

"Initial Common Equivalent Shares" means eight million three hundred seventy-one thousand (8,371,000) shares of Vystar Common Stock into which the Series B Consideration Shares are initially convertible in the aggregate.

"Initial True-Up Shares" means any shares of Vystar Common Stock required to be issued at the Closing so that Capital Realm's ownership immediately after the Closing equals the Protected Percentage.

"IP Assignment" has the meaning set forth in Recital B.

"Permitted Affiliate" means a wholly owned direct or indirect Affiliate of Capital Realm that agrees in writing to be bound by the True-Up Agreement.

"Protected Percentage" means thirty-four percent (34.0%).

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Series B Consideration Shares" means exactly eight thousand three hundred seventy-one (8,371) whole shares of Vystar's 10% Series B Preferred Stock issued to Capital Realm at the Closing, each having the agreed conversion entitlement of one thousand (1,000) shares of Vystar Common Stock, for aggregate Initial Common Equivalent Shares of eight million three hundred seventy-one thousand (8,371,000).

"Shareholders Agreement" means the shareholders agreement governing the post-Closing ownership, management, reserved matters, transfer restrictions and deadlock procedures of the Company, in form approved in writing by Capital Realm, Vystar and the Company.

"True-Up Agreement" means the True-Up Rights and 34% Ownership Maintenance Agreement between Vystar and Capital Realm, substantially in the form attached as Exhibit B.

"True-Up Period" means the period beginning at the Closing and ending at 11:59 p.m. Eastern Time on the second anniversary of the Closing Date.

"True-Up Shares" means the Initial True-Up Shares and all additional shares of Vystar Common Stock required to be issued under the True-Up Agreement.

"Vystar Common Stock" means Vystar's common stock, par value $0.0001 per share, and any successor security into which it is reclassified or exchanged.

Section 1.2 Rules of Construction. Unless the context requires otherwise: (a) words in the singular include the plural and vice versa; (b) "including" means "including without limitation"; (c) references to Articles, Sections, Exhibits and Schedules are references to this Agreement; (d) references to statutes include amendments and successor provisions; (e) the words "shall," "will" and "must" create binding obligations; and (f) headings are for convenience only and do not affect interpretation.

Section 1.3 Controlling Economic Terms. The Parties agree that the controlling economic terms are: (a) Vystar's acquisition of fifty percent (50%) of the Company through the issuance of the Company Shares; (b) the Initial Common Equivalent Shares; (c) the Cash Consideration of two hundred fifty thousand dollars ($250,000), payable as fifty thousand dollars ($50,000-$20,000 deposit) at Closing and two hundred thousand dollars ($200,000) from Additional Financing, which may include R3EQ Tokenswithin twelve (12) months after Closing; and (d) Capital Realm's Protected Percentage. If any stated preferred-share count, conversion calculation, capitalization number or drafting convention is inconsistent with those controlling economic terms, the controlling economic terms shall prevail and the Parties shall execute the instruments, make the payments and issue the securities necessary to implement them lawfully.

ARTICLE II
ACQUISITION OF FIFTY PERCENT OF R3ALM INC.

Section 2.1 Pre-Closing Ownership. Immediately before the Closing, the Company has ninety million (90,000,000) issued and outstanding shares of common stock, all of which are owned of record and beneficially by Capital Realm. Capital Realm shall retain all of those shares at the Closing, and no existing Company share owned by Capital Realm is being sold or transferred to Vystar under this Agreement.

Section 2.2 Issuance of Company Shares to Vystar. Subject to the terms and conditions of this Agreement, at the Closing the Company shall issue the Company Shares directly to Vystar, and Vystar shall acquire and accept the Company Shares. The Company Shares shall be issued in book-entry form, shall be fully paid and nonassessable, and shall be subject to the Shareholders Agreement, the Company's governing documents, applicable securities laws and the restrictive legend or notation required by Section 9.4.

Section 2.3 Post-Closing Capitalization. Immediately after the issuance of the Company Shares, and before any later issuance of equity by the Company, the issued and outstanding common stock of the Company shall be held as follows:

Shareholder	Pre-Closing Shares	Shares Issued at Closing	Post-Closing Shares	Post-Closing %
Capital Realm, Inc.	90,000,000	0	90,000,000	50.0%
Vystar Corporation	0	90,000,000	90,000,000	50.0%
Total	**90,000,000**	**90,000,000**	**180,000,000**	**100.0%**

Section 2.4 Corporate Benefit and Adequacy of Consideration. The Company and Capital Realm, in Capital Realm's capacity as the Company's sole pre-Closing shareholder, acknowledge and approve the integrated consideration and corporate benefits to be received by the Company and Capital Realm under this Agreement, including Vystar's ownership participation, public-company infrastructure, financial and accounting support, support for the Company's Additional Financing, the securities issued to Capital Realm, and the Cash Consideration payable to Capital Realm. The Company's board of directors shall adopt a written determination that the consideration and benefits are adequate for the issuance of the Company Shares and shall expressly approve the Company's financing-proceeds payment covenant under Article III.

Section 2.5 No Direct Transfer of Intellectual Property to Vystar. The Company Shares constitute an equity interest in the Company. Neither this Agreement nor the issuance of the Company Shares transfers legal title to any item of intellectual property directly to Vystar. The intellectual property assigned under the IP Assignment shall remain owned by the Company, subject to the Company's governing documents, the Shareholders Agreement and the protective covenants contained in this Agreement.

ARTICLE III
VYSTAR CONSIDERATION

Section 3.1 Series B Consideration Shares. At the Closing, Vystar shall make available for subscription and issue to Capital Realm exactly eight thousand three hundred seventy-one (8,371) Series B Consideration Shares under the Subscription Agreement, registered in the name of Capital Realm and delivered in book-entry form through Vystar's transfer agent. Capital Realm shall pay the aggregate par subscription price of $0.8371 as provided in the Subscription Agreement. Each Series B Consideration Share shall be convertible into one thousand (1,000) shares of Vystar Common Stock as of the Closing, and the aggregate Initial Common Equivalent Shares shall equal exactly eight million three hundred seventy-one thousand (8,371,000) shares of Vystar Common Stock. The subscription price is nominal issuance consideration and does not reduce any acquisition consideration payable by Vystar under this Agreement.

Section 3.2 Exact Preferred Share Count and Conversion Entitlement. The Series B Consideration Shares shall consist of exactly eight thousand three hundred seventy-one (8,371) whole shares of Vystar's 10% Series B Preferred Stock. At the agreed conversion ratio of one (1) Series B Preferred Share for one thousand (1,000) shares of Vystar Common Stock, the Series B Consideration Shares shall be convertible in the aggregate into exactly eight million three hundred seventy-one thousand (8,371,000) shares of Vystar Common Stock. Vystar shall complete before the Closing any amendment, confirmation, adjustment, share reservation, or other corporate action required to make that exact share count and aggregate conversion entitlement legally and operationally effective. No pre-Closing stock split, reverse split, combination, reclassification, rounding convention or administrative practice may reduce the 8,371 Series B Consideration Shares or the 8,371,000-share aggregate conversion entitlement.

Section 3.3 Series B Rights. The Series B Consideration Shares shall have all rights, preferences, privileges and protections applicable to Vystar's 10% Series B Preferred Stock under the Certificate of Designations filed with the Georgia Secretary of State on April 7, 2022, including the cumulative dividend, liquidation preference and right to vote on an as-converted basis, except that the agreed 1:1,000 conversion ratio, exact 8,371-share issuance and Initial Common Equivalent Shares shall control over any inconsistent pre-Closing reverse-split adjustment, administrative convention, certificate notation, prior agreement or contrary provision. If an amendment, restatement, confirmation, new certificate of designation or replacement series is required to implement this Section, Vystar shall complete that action before the Closing at its expense and only with Capital Realm's written approval of the final terms.

Section 3.4 Protected Percentage and Initial True-Up. The Parties stipulate that the fundamental ownership bargain is the Protected Percentage of Vystar common shares. Immediately after giving effect to the Series B Consideration Shares, all issued and outstanding Vystar Common Stock, all existing and committed securities and share obligations, and all other transactions occurring at or before the Closing, Vystar shall issue the Initial True-Up Shares required under the True-Up Agreement so that Capital Realm's ownership equals the Protected Percentage. The Initial Common Equivalent Shares are the agreed base consideration and do not limit the Initial True-Up Shares.

Section 3.5 Twenty-Four-Month True-Up Protection. During the True-Up Period, Vystar shall issue additional shares of Vystar Common Stock to Capital Realm annualy on the date of the closing of this contract. so that Capital Realm maintains the Protected Percentage on an annual Basis. The True-Up Agreement is incorporated into this Agreement. If there is a conflict concerning calculation or administration of the Protected Percentage, the True-Up Agreement controls.

Section 3.6 Reservation of Common Stock. At and after the Closing, Vystar shall reserve and keep available out of its authorized but unissued Common Stock a number of shares sufficient to permit full conversion of the Series B Consideration Shares, payment or conversion of all dividends and other amounts associated with those shares, and issuance of all True-Up Shares. Vystar shall not reserve those shares for another purpose or take any action that would impair Capital Realm's rights.

Section 3.7 No Liens or Conversion Restrictions. The Series B Consideration Shares, the Initial Common Equivalent Shares and all True-Up Shares shall be issued free and clear of liens, pledges, claims and contractual restrictions created by Vystar, except securities-law transfer restrictions. As a condition to Closing, Vystar shall deliver written evidence satisfactory to Capital Realm that no loan agreement, lienholder covenant, Blue Oar restriction, court order, charter provision or other arrangement prevents or delays issuance, voting, conversion or transfer of the consideration securities.

Section 3.8 Aggregate Cash Consideration. In addition to, and not in substitution for or reduction of, the Series B Consideration Shares, the Initial True-Up Shares, any later True-Up Shares or any other consideration due under this Agreement, Vystar shall pay or cause to be paid to Capital Realm aggregate cash purchase consideration of two hundred fifty thousand dollars ($250,000). The Cash Consideration consists of the Closing Cash Payment and the Deferred Cash Payment.

Section 3.9 Closing Cash Payment. At the Closing, Vystar shall pay the Closing Cash Payment of fifty thousand dollars ($50,000) to Capital Realm in immediately available funds by wire transfer to an account designated by Capital Realm in writing not later than two (2) Business Days before the Closing. Receipt of the Closing Cash Payment is a condition to issuance of the Company Shares and completion of the Closing. The Closing Cash Payment shall not be subject to setoff, recoupment, counterclaim, withholding or deduction except a withholding required by applicable law and timely documented to Capital Realm.

Section 3.10 Deferred Cash Payment from Additional Financing. The remaining two hundred thousand dollars ($200,000) of Cash Consideration shall be paid to Capital Realm from the first Financing Proceeds actually received by the Company from one or more Additional Financings completed after the Closing and on or before the date that is twelve (12) months after the Closing Date. At each closing or tranche of an Additional Financing, the Company shall, within two (2) Business Days after receipt, remit to Capital Realm one hundred percent (100%) of the Financing Proceeds then received, up to the unpaid balance of the Deferred Cash Payment. Each payment shall reduce the unpaid balance dollar for dollar.

Section 3.11 Vystar Obligation; Irrevocable Proceeds Direction. The Deferred Cash Payment is part of the purchase price payable by Vystar for the Company Shares. Vystar is the primary obligor for the Deferred Cash Payment and shall cause, authorize and approve the Company's remittance of Financing Proceeds under Section 3.10. The Company irrevocably covenants to apply the Financing Proceeds as stated in Section 3.10 and, when reasonably practicable, Vystar and the Company shall instruct the applicable escrow agent, broker-dealer, placement agent, funding platform, bank or other financing administrator to remit the required amount directly to Capital Realm at the financing closing. The use of Financing Proceeds is an agreed payment mechanism and does not release, condition or limit Vystar's payment obligation.

Section 3.12 Twelve-Month Outside Payment Date. Any unpaid balance of the Deferred Cash Payment shall be due and payable by Vystar in immediately available funds no later than the date that is twelve (12) months after the Closing Date, whether or not the Company has completed an Additional Financing or received sufficient Financing Proceeds by that date. A failure, delay, reduction or cancellation of an Additional Financing shall not extend the payment deadline or extinguish the obligation. The obligations in this Section survive the Closing and any later termination of a Shareholders Agreement or other transaction document.

Section 3.13 Financing Notice, Reporting and Anti-Avoidance. The Company and Vystar shall provide Capital Realm written notice of an anticipated Additional Financing closing not later than five (10) Business Days before the expected closing date, to the extent legally permissible, and shall deliver a financing closing statement and calculation of Financing Proceeds within two (2) Business Days after funds are received. Neither Vystar nor the Company shall route a financing through an Affiliate, subsidiary, special-purpose vehicle or other intermediary; defer or relabel investment proceeds; impose non-arm's-length fees; or otherwise structure a transaction with the purpose or effect of avoiding, delaying or reducing the Deferred Cash Payment. A financing conducted through a controlled entity principally for the benefit of the Company or the R3alm Ecosystem shall be treated as an Additional Financing to the extent of proceeds made available to or for the benefit of the Company.

Section 3.14 Characterization; No Reduction of Other Consideration. The Cash Consideration is additional acquisition consideration payable to Capital Realm and shall not reduce, replace or offset the Series B Consideration Shares, the Initial Common Equivalent Shares, any True-Up Shares, the Protected Percentage or the Company Shares issued to Vystar. The Deferred Cash Payment is not a capital contribution required from Capital Realm and shall not be characterized as compensation for services or as a distribution made solely because Capital Realm is a shareholder of the Company. Acceptance of a partial payment does not waive the unpaid balance or any remedy.

ARTICLE IV
CLOSING

Section 4.1 Time and Manner of Closing. The Closing shall occur remotely by exchange of electronic signatures and closing deliveries on the third Business Day after all conditions in Article V have been satisfied or waived, or on another date agreed in writing by the Parties. The effective time of the Closing shall be 12:01 a.m. Eastern Time on the Closing Date unless the Parties agree otherwise in writing.

Section 4.2 Vystar Closing Deliveries. At or before the Closing, Vystar shall deliver to Capital Realm and the Company:

(a) certified resolutions of Vystar's board of directors approving this Agreement, the True-Up Agreement, the Series B Consideration Shares, the Initial True-Up Shares, the reservation of Common Stock and all related filings;

(b) any shareholder approval required by applicable law, Vystar's governing documents, trading-market rules or a contractual obligation;

(c) a certified copy of the effective Series B staement of designation and every amendment, together with any amendment or replacement designation required by Section 3.3;

(d)

(e) a capitalization statement, signed by Vystar's chief executive and chief financial officer, setting forth Vystar's capitalization based on Vystar's common share count immediately before and immediately after the Closing, including every class of preferred stock, option, warrant, convertible instrument, stock subscription payable, accrued share-based compensation, contingent issuance and other right to Common Stock;

(f) the executed Series B Preferred Stock Subscription Agreement and the executed True-Up Agreement;

(g) the executed Shareholders Agreement;

(h)

(i) all lender, lienholder and third-party consents, releases and waivers required to permit issuance, voting and conversion of the Series B Consideration Shares and issuance of the True-Up Shares; and

(j) the Closing Cash Payment of fifty thousand dollars ($50,000 less $20,000 deposit) in immediately available funds by wire transfer to the account designated by Capital Realm;

(k) an executed irrevocable financing-proceeds payment direction and acknowledgement, consistent with Sections 3.10 and 3.11, authorizing direct payment of the Deferred Cash Payment from Additional Financing proceeds; and

(l) such other customary certificates, filings and instruments reasonably required to complete the transactions contemplated by this Agreement.

Section 4.3 Capital Realm Closing Deliveries. At or before the Closing, Capital Realm shall deliver to Vystar and the Company:

(a) certified resolutions of Capital Realm's board of directors approving this Agreement, the True-Up Agreement and the transactions contemplated herein;

(b) Capital Realm's written consent as the sole pre-Closing shareholder of the Company approving the issuance of the Company Shares and the Company's execution of this Agreement and the Shareholders Agreement;

(c) the executed Series B Preferred Stock Subscription Agreement, True-Up Agreement and Shareholders Agreement;

(d) evidence of payment or authorized Closing accounting settlement of the aggregate Series B subscription price of $0.8371;

(e) a certificate confirming Capital Realm's ownership of all 90,000,000 pre-Closing Company shares, free and clear of liens other than restrictions under securities laws;

(f) the completed Entity Accredited Investor and Investment Representation Certificate attached to the Subscription Agreement, together with such other customary certificates and instruments reasonably required to complete the Closing.

Section 4.4 Company Closing Deliveries. At or before the Closing, the Company shall deliver to Vystar and Capital Realm:

(a) certified resolutions of the Company's board of directors approving this Agreement, issuance of the Company Shares, the Shareholders Agreement, the updated stock ledger, the determination of adequate consideration, the Deferred Cash Payment covenant and the application of Financing Proceeds under Article III;

(b) a book-entry statement or stock certificate evidencing the Company Shares in Vystar's name, subject to the required restrictive notation;

(c) an updated and certified stock ledger showing Capital Realm and Vystar each holding 90,000,000 Company shares;

(d) a certificate of good standing from Wyoming dated not more than ten (10) Business Days before the Closing;

(e) the executed Shareholders Agreement;

(f) the fully executed counterpart of the IP Assignment and a certificate confirming that the assigned intellectual property remains owned by the Company and has not been transferred or encumbered except as disclosed in writing to Vystar and Capital Realm; and

(g) the executed financing-proceeds payment direction and acknowledgement required by Section 4.2(k); and

(h) such other customary certificates and instruments reasonably required to complete the Closing.

Section 4.5 Simultaneous Exchange; No Partial Closing. All Closing deliveries are deemed delivered simultaneously. No issuance of the Company Shares shall become effective unless the Series B Consideration Shares, the Initial True-Up Shares, the Closing Cash Payment and all material Vystar Closing deliveries are simultaneously effective, paid and confirmed. No Party is required to complete a partial Closing.

Section 4.6 Closing Memorandum. The Parties shall sign a closing memorandum listing each delivered document, the exact number of Vystar's common shares capitalization used for the Initial True-Up, confirmation of receipt of the Closing Cash Payment, the unpaid balance and outside due date of the Deferred Cash Payment, and the final post-Closing capitalization of the Company.

ARTICLE V
CONDITIONS TO CLOSING

Section 5.1 Mutual Conditions. The obligations of each Party to close are subject to: (a) no law, order or injunction prohibiting the transactions; (b) all required governmental, corporate, lender and third-party approvals having been obtained; (c) execution of the Shareholders Agreement and True-Up Agreement; and (d) the representations and warranties of the other Parties being true in all material respects as of the Closing.

Section 5.2 Conditions for Capital Realm and the Company. Capital Realm's and the Company's obligations are additionally subject to: (a) valid issuance and transfer-agent confirmation of the Series B Consideration Shares and Initial True-Up Shares; (b) written confirmation of the 1:1,000 conversion ratio and reservation of sufficient Common Stock; (e) receipt by Capital Realm of the Closing Cash Payment; (f) delivery of the executed financing-proceeds payment direction required by Sections 4.2(k) and 4.4(g); (g) no material adverse change in Vystar's authority or ability to perform; and (h) delivery of the opinion and certificates required by Section 4.2.

Section 5.3 Conditions for Vystar. Vystar's obligations are additionally subject to: (a) valid authorization of the Company Shares; (b) Capital Realm's continued ownership of the 90,000,000 pre-Closing Company shares; (c) confirmation that the Company owns the intellectual property described in the IP Assignment; and (d) delivery of the documents required by Sections 4.3 and 4.4.

Section 5.4 Waiver. A condition may be waived only in a writing signed by the Party entitled to its benefit. No waiver of a Closing condition waives a representation, warranty, covenant, indemnity or remedy unless the written waiver expressly states that result.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF VYSTAR

Section 6.1 Organization and Good Standing. Vystar is duly organized, validly existing and in good standing under the laws of Georgia and has the corporate power to own its assets and conduct its business.

Section 6.2 Authority and Enforceability. Vystar has full corporate power to execute and perform this Agreement and the True-Up Agreement. Upon receipt of all approvals identified in its Closing certificate, those agreements will constitute valid and binding obligations of Vystar, enforceable in accordance with their terms, subject to bankruptcy and equitable principles.

Section 6.3 Valid Issuance of Consideration Securities. The Series B Consideration Shares, Initial True-Up Shares and all later True-Up Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will not violate preemptive rights or other rights of Vystar security holders.

Section 6.4 Series B Terms. The operative Series B designation delivered at Closing accurately states all rights of the Series B Consideration Shares. The Series B Consideration Shares will be convertible at the agreed 1:1,000 ratio as of the Closing and will carry voting rights on an as-converted basis. No undisclosed amendment, side letter, board resolution or contractual restriction adversely modifies those rights.

Section 6.5 Capitalization. The capitalization certificate delivered under Section 4.2(e) will be complete and accurate and will include every outstanding or contractually issuable share, preferred security, option, warrant, subscription, convertible instrument, accrued share-based compensation obligation, anti-dilution right and contingent issuance. Except as disclosed in that certificate, no Person has a right to acquire Vystar equity or voting power.

Section 6.6 SEC Reports. Vystar has filed all reports required to be filed by it under the Securities Exchange Act of 1934 during the twelve months preceding the Effective Date, except as disclosed in writing to Capital Realm. To Vystar's knowledge, those reports, taken as a whole and as amended, do not contain an untrue statement of a material fact or omit a material fact required to make the statements therein not misleading as of their respective filing dates.

Section 6.7 No Conflict; Required Consents. Execution and performance of this Agreement will not violate Vystar's governing documents, applicable law, a material agreement or an order binding on Vystar, except for approvals and consents specifically listed in Vystar's Closing certificate and obtained before Closing.

Section 6.8 No Conversion Block. At the Closing, no debt instrument, lender covenant, Blue Oar agreement, lien, court order or contractual provision will prevent, condition, postpone or reduce the issuance, voting or conversion of the Series B Consideration Shares or issuance of True-Up Shares.

Section 6.9 Reservation and Authorization. Vystar has or will have at Closing sufficient authorized and unissued Common Stock to satisfy its obligations under this Agreement and the True-Up Agreement, or will have obtained all approvals required to increase the authorized Common Stock before the Closing.

Section 6.10 Brokers. No broker, finder or investment banker is entitled to compensation from Capital Realm or the Company based on an arrangement made by Vystar in connection with the transactions.

Section 6.11 Full Disclosure. No representation, warranty, capitalization certificate or written Closing disclosure delivered by Vystar contains an untrue statement of material fact or omits a material fact necessary to make it not misleading in light of the circumstances in which it was made.

Section 6.12 Cash Consideration; Funds and Authority. Vystar has, and at the Closing will have, sufficient immediately available funds to pay the Closing Cash Payment. Vystar has full corporate authority to incur and perform the Cash Consideration obligations, and those obligations are valid and binding obligations of Vystar. Except for the agreed timing and payment-source mechanics in Article III, the Cash Consideration is not contingent on completion of a financing, receipt of proceeds, profitability or any other event. No undisclosed agreement, lien, lender covenant or third-party right prohibits or materially delays payment of the Cash Consideration.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF CAPITAL REALM

Section 7.1 Organization and Good Standing. Capital Realm is duly organized, validly existing and in good standing under the laws of Ohio and has the corporate power to own its assets and conduct its business.

Section 7.2 Authority and Enforceability. Capital Realm has full corporate power to execute and perform this Agreement, the True-Up Agreement and the Shareholders Agreement. Those agreements, when duly executed, will constitute valid and binding obligations of Capital Realm, subject to bankruptcy and equitable principles.

Section 7.3 Ownership of Company Shares. Capital Realm owns of record and beneficially all 90,000,000 issued and outstanding pre-Closing shares of the Company, free and clear of liens other than restrictions under securities laws, and has not granted any Person an option or right to acquire those shares.

Section 7.4 Prior IP Assignment. Capital Realm has previously assigned the intellectual property described in the IP Assignment to the Company and does not claim continuing ownership of that assigned property except for any rights expressly reserved in the IP Assignment or another written agreement with the Company.

Section 7.5 Investment Intent and Sophistication. Capital Realm is acquiring the Vystar securities for its own account for investment and not with a present view to an unlawful distribution. Capital Realm is an accredited investor or otherwise eligible to acquire the securities under an available exemption and has had access to information reasonably requested concerning Vystar.

Section 7.6 No Conflict. Execution and performance of this Agreement will not violate Capital Realm's governing documents, applicable law, a material agreement or an order binding on Capital Realm, except for approvals and consents obtained before Closing.

Section 7.7 Brokers. No broker, finder or investment banker is entitled to compensation from Vystar or the Company based on an arrangement made by Capital Realm in connection with the transactions.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES OF R3ALM INC.

Section 8.1 Organization and Good Standing. The Company is a Wyoming profit corporation duly organized, validly existing and in good standing under Wyoming law, with corporate power to own its assets and conduct the R3alm Ecosystem business.

Section 8.2 Authority and Enforceability. The Company has full corporate power to execute and perform this Agreement and the Shareholders Agreement and to issue the Company Shares, subject to the board and sole-shareholder approvals delivered at Closing.

Section 8.3 Capitalization. Immediately before the Closing, the Company has 90,000,000 issued and outstanding shares of common stock, all held by Capital Realm, and no other issued or outstanding equity security, option, warrant, convertible instrument, subscription, preemptive right or agreement to issue Company equity, except as disclosed in writing and accepted by Vystar and Capital Realm before Closing.

Section 8.4 Valid Issuance of Company Shares. The Company Shares, when issued under this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will represent fifty percent (50%) of the Company's issued and outstanding common stock immediately after Closing.

Section 8.5 Ownership of Assigned Intellectual Property. The Company owns the intellectual property assigned under the IP Assignment, subject only to any disclosed third-party licenses, open-source obligations, recordation requirements and contract-consent requirements. The Company has not transferred or pledged that intellectual property except as disclosed in writing to the Parties.

Section 8.6 No Conflict. Execution and performance of this Agreement and issuance of the Company Shares will not violate the Company's governing documents, applicable law, a material agreement or an order binding on the Company, except for approvals and consents obtained before Closing.

Section 8.7 Brokers. No broker, finder or investment banker is entitled to compensation from Vystar or Capital Realm based on an arrangement made by the Company in connection with the transactions.

Section 8.8 Deferred Cash Payment Authority. The Company has full corporate power to enter into and perform its covenant to remit Financing Proceeds under Article III. At or before the Closing, the Company's board and sole pre-Closing shareholder will have approved that covenant and the related payment direction. Except as disclosed in writing before Closing, no agreement, lien or order binding on the Company prohibits the application of Financing Proceeds contemplated by this Agreement.

ARTICLE IX
COVENANTS

Section 9.1 Conduct Before Closing. From the Effective Date until Closing or termination, no Party shall knowingly take an action intended to frustrate the transactions. Without Capital Realm's written consent, Vystar shall not amend the Series B terms, effect a recapitalization, issue a material amount of equity, incur a new conversion restriction or enter into an agreement that would impair the Protected Percentage. Without Vystar's written consent, the Company shall not issue equity or transfer, exclusively license or encumber material assigned intellectual property outside the ordinary course.

Section 9.2 Shareholders Agreement and Governance. The Parties shall execute the Shareholders Agreement at or before Closing. Until that agreement is executed, and thereafter to the extent not inconsistent with it, the Company shall not sell, assign, pledge, contribute, exclusively license, abandon or otherwise dispose of material intellectual property assigned under the IP Assignment without the prior written approval of both Capital Realm and Vystar.

Section 9.3 SEC and Beneficial-Ownership Filings. Vystar shall timely make all public-company and securities filings required in connection with this Agreement, the issuance of the consideration securities and any resulting change in beneficial ownership. Each Party shall reasonably cooperate in preparing Form 8-K, Form D, state notice filings, Schedule 13D or 13G, Section 16 reports and other required filings, without requiring a Party to make a statement it reasonably believes is inaccurate.

Section 9.4 Securities-Law Legends. The Company Shares and Vystar securities issued under this Agreement may bear customary restrictive legends or book-entry notations under the Securities Act. Each issuer shall cooperate in removing a legend when the holder provides evidence reasonably satisfactory to the issuer and its transfer agent that removal is permitted by law.

Section 9.5 Transfer-Agent Cooperation. Vystar shall maintain an independent transfer agent and shall provide that transfer agent with irrevocable instructions sufficient to issue the Series B Consideration Shares, reserve conversion shares and issue True-Up Shares in accordance with the True-Up Agreement. Vystar shall not revoke or materially amend those instructions without Capital Realm's written consent during the True-Up Period.

Section 9.7 Public Announcements. The Parties shall consult in good faith regarding public statements concerning the transaction. Vystar may make disclosures required by law or SEC rules, but shall provide Capital Realm a reasonable opportunity to review the description of Capital Realm, the Company, the R3alm Ecosystem, the consideration and the Protected Percentage before filing, to the extent legally permissible.

Section 9.8 Further Assurances. After Closing, each Party shall execute and deliver additional instruments and take additional actions reasonably necessary to carry out this Agreement, correct clerical or transfer-agent errors and preserve the intended ownership percentages.

Section 9.9 Tax and Accounting Review. Each Party acknowledges that the transaction may have tax and accounting consequences and shall rely on its own advisors. No Party makes a representation that the transaction qualifies for tax-free treatment or any particular accounting classification.

Section 9.10 Additional Financing; Cooperation. During the twelve (12) months after the Closing, the Company shall use commercially reasonable efforts to conduct and complete one or more Additional Financings sufficient to fund the Deferred Cash Payment and the Company's approved operating plan. Vystar shall reasonably cooperate with and support those financings, including timely board action, financial reporting, public-company disclosure coordination and execution of required transaction documents, and shall not unreasonably withhold or delay an approval required under the Shareholders Agreement. Nothing in this Section requires Capital Realm to contribute additional capital, purchase securities or guarantee an Additional Financing.

ARTICLE X
TRUE-UP RIGHTS

Section 10.1 Incorporation of True-Up Agreement. The True-Up Agreement attached as Exhibit B is incorporated into and forms part of this Agreement. Vystar and Capital Realm shall execute it at Closing. The Company acknowledges the True-Up Agreement and shall provide reasonable cooperation, records and confirmations requested to administer the Protected Percentage.

Section 10.2 Priority. The Protected Percentage and the calculation provisions of the True-Up Agreement control over any inconsistent capitalization recital, preferred-share count, certificate notation or other document. The issuance of the Initial Common Equivalent Shares does not waive or cap the Initial True-Up Shares or later True-Up Shares.

Section 10.3 No Clawback Above Protected Percentage. If Capital Realm's percentage exceeds the Protected Percentage because of dividends, repurchases of securities held by other Persons, a reverse split, a recapitalization or another event not involving a voluntary disposition by Capital Realm, Capital Realm shall not be required to surrender or return securities. The True-Up Agreement operates only to prevent or cure a shortfall below the Protected Percentage, subject to its terms.

ARTICLE XI
INDEMNIFICATION AND REMEDIES

Section 11.1 Indemnification by Vystar. Vystar shall indemnify and hold harmless Capital Realm, the Company and their respective directors, officers and representatives from losses arising out of: (a) a breach of Vystar's representations, warranties or covenants; (b) an inaccuracy in Vystar's capitalization certificate; (c) invalid issuance or impairment of the Series B Consideration Shares or True-Up Shares; (d) failure to reserve or deliver required Common Stock; (e) an undisclosed restriction affecting issuance, voting or conversion; or (f) failure to pay any portion of the Cash Consideration when due or any action that impairs, diverts or delays the financing-proceeds payment mechanism.

Section 11.2 Indemnification by Capital Realm. Capital Realm shall indemnify and hold harmless Vystar, the Company and their respective directors, officers and representatives from losses arising out of a breach of Capital Realm's representations, warranties or covenants.

Section 11.3 Indemnification by the Company. The Company shall indemnify and hold harmless Vystar and Capital Realm and their respective directors, officers and representatives from losses arising out of a breach of the Company's representations, warranties or covenants, including a failure to remit Financing Proceeds as required by Article III.

Section 11.4 Procedure. An indemnified party shall give reasonably prompt written notice of a claim. Delay does not waive the claim except to the extent the indemnifying party is materially prejudiced. The indemnifying party may control the defense of a third-party claim with counsel reasonably acceptable to the indemnified party, but may not settle a claim involving an admission, injunction, nonmonetary obligation or unreleased liability of the indemnified party without written consent.

Section 11.5 Survival. Representations and warranties survive for twenty-four (24) months after Closing; provided that representations concerning organization, authority, capitalization, title, valid issuance, brokers, fraud and intentional misrepresentation survive until the expiration of the applicable limitations period. Covenants survive in accordance with their terms.

Section 11.6 Specific Performance. The Parties acknowledge that a breach concerning issuance of securities, the Protected Percentage, the Company Shares, the intellectual property protections, the Closing Cash Payment or the financing-proceeds direction may cause irreparable harm for which money damages are inadequate. Each Party is entitled to specific performance, injunctive relief and other equitable remedies without proving actual damages or posting a bond, in addition to other remedies. Nothing in this Section limits Capital Realm's right to a money judgment for unpaid Cash Consideration.

ARTICLE XII
TERMINATION BEFORE CLOSING

Section 12.1 Termination Rights. Before Closing, this Agreement may be terminated: (a) by written agreement of all Parties; (b) by any non-breaching Party if Closing has not occurred within sixty (60) days after the Effective Date, unless the failure was principally caused by that Party's breach; (c) by a non-breaching Party if another Party materially breaches and fails to cure within ten (10) Business Days after written notice; or (d) by any Party if a final nonappealable order permanently prohibits the transaction.

Section 12.2 Effect of Termination. Upon termination before Closing: (a) no Company Shares, Series B Consideration Shares or True-Up Shares shall be issued under this Agreement; (b) no Cash Consideration shall be due, and any amount advanced expressly as Closing Cash Payment before an aborted Closing shall be returned promptly to Vystar; (c) Capital Realm shall remain the owner of all 90,000,000 issued Company shares; (d) the prior IP Assignment and the Company's ownership of the assigned intellectual property remain unaffected; and (e) Sections concerning confidentiality, expenses, governing law, remedies for pre-termination breach and miscellaneous matters survive.

Section 12.3 No Post-Closing Rescission Except by Written Agreement or Final Order. After Closing, this Agreement may not be unilaterally terminated. The Cash Consideration obligations and all accrued payment, reporting, indemnification and enforcement rights survive the Closing and any later termination of a Shareholders Agreement or other transaction document unless Capital Realm expressly releases them in a signed writing or a final nonappealable order provides otherwise. The Parties retain all contractual, legal and equitable remedies, including cancellation, repurchase, damages or reformation if ordered by a court or agreed in a signed instrument.

ARTICLE XIII
MISCELLANEOUS

Section 13.1 Expenses. Except as expressly stated otherwise, each Party shall bear its own legal, accounting and advisory expenses. Vystar shall bear transfer-agent, charter-amendment, SEC filing and share-issuance expenses necessary to deliver the Vystar consideration and True-Up Shares. The Company shall bear its own issuance and stock-ledger expenses for the Company Shares and the third-party financing costs permitted in the definition of Financing Proceeds. The Cash Consideration is purchase consideration and shall not be treated as reimbursement of a Party's transaction expenses.

Section 13.2 Notices. Notices must be in writing and delivered by personal delivery, nationally recognized overnight courier or email with confirmation of receipt. Notices shall be sent to: Vystar Corporation, Attention: Jamie Rotman, email jrotman@vytex.com; Capital Realm, Inc., 1201 Dublin Road, Suite 603, Columbus, Ohio 43215, Attention: Bernie O'Neill, email bernie.oneill@me.com; and r3alm inc., 1309 Coffeen Avenue STE 1200, Sheridan, Wyoming 82801, Attention: Corporate Secretary. A Party may change its notice information by notice under this Section.

Section 13.3 Governing Law; Internal Affairs. This Agreement and contractual disputes arising from it are governed by Wyoming law, without regard to conflict-of-law rules. The internal corporate affairs of Vystar, including authorization and issuance of Vystar securities, are governed by Georgia law. The internal corporate affairs of the Company, including authorization and issuance of the Company Shares, are governed by Wyoming law.

Section 13.4 Forum. Subject to any mandatory internal-affairs jurisdiction, each Party submits to the exclusive jurisdiction of the state and federal courts located in Wyoming for disputes arising from this Agreement and waives objections based on venue or inconvenient forum.

Section 13.5 Entire Agreement; Relationship to Other Documents. This Agreement, the Series B Preferred Stock Subscription Agreement, the True-Up Agreement, the Shareholders Agreement when executed, and the exhibits and closing instruments constitute the complete agreement regarding the equity exchange and the Cash Consideration and supersede inconsistent prior term sheets, letters of intent, prior subscription forms and oral or written understandings concerning the same subject, including any prior description of the timing or source of the two hundred fifty thousand dollar ($250,000) cash consideration. The Subscription Agreement executed at Closing is not superseded and governs the par subscription price and issuance mechanics for the Series B Consideration Shares. The IP Assignment remains a separate historical instrument and is not superseded. Any independent working-capital, development-budget or other funding obligation that is not part of the Cash Consideration remains unaffected unless a signed writing expressly states otherwise.

Section 13.6 Order of Priority. For the equity exchange and the Cash Consideration, this Agreement controls over inconsistent prior documents. For calculation and administration of the Protected Percentage, the True-Up Agreement controls. For post-Closing governance of the Company, the Shareholders Agreement controls. For ownership and scope of the assigned intellectual property, the IP Assignment controls, subject to later written amendments signed by the parties to that instrument.

Section 13.7 Amendments and Waivers. An amendment must be in a writing signed by all Parties. A waiver must be in writing signed by the Party granting it and applies only to the stated matter. A delay or partial exercise of a right is not a waiver.

Section 13.8 Assignment. No Party may assign this Agreement without the written consent of the other Parties, except Capital Realm may assign the True-Up rights and Capital Realm Protected Holdings to a Permitted Affiliate in accordance with the True-Up Agreement. An unauthorized assignment is void.

Section 13.9 No Third-Party Beneficiaries. Except for indemnified parties expressly identified in Article XI, this Agreement creates no rights in a Person that is not a Party.

Section 13.10 Severability and Reformation. If a provision is invalid or unenforceable, it shall be enforced to the greatest extent permitted and reformed to preserve the Parties' economic intent, including the Protected Percentage. The remaining provisions remain effective.

Section 13.11 Counterparts and Electronic Signatures. This Agreement may be executed in counterparts and by electronic signature or PDF, each of which is deemed an original and all of which constitute one instrument.

Section 13.12 Independent Counsel; No Presumption. Each Party acknowledges an opportunity to consult independent legal, tax and financial advisors. No presumption against a drafter applies in interpreting this Agreement.

Section 13.13 No Partnership or Agency. Nothing in this Agreement creates a partnership or agency among the Parties. The Company remains a separate Wyoming corporation.

TRANSACTION SUMMARY

Term	Agreed Treatment
r3alm inc. interest acquired by Vystar	90,000,000 newly issued common shares, equal to 50% of the 180,000,000 post-Closing issued and outstanding common shares.
Initial Vystar consideration	Exactly 8,371 shares of Vystar 10% Series B Preferred Stock, subscribed for at the par subscription price of $0.0001 per preferred share (aggregate subscription price $0.8371), with an aggregate fixed conversion entitlement of 8,371,000 Vystar common shares based on one Series B Preferred Share converting into 1,000 shares of Vystar Common Stock.
Cash consideration	$250,000 in addition to the Series B and True-Up consideration: $50,000 paid by Vystar to Capital Realm at Closing; $200,000 paid from the first Financing Proceeds of one or more Additional Financings conducted by r3alm inc. within 12 months after Closing, with Vystar responsible for any unpaid balance no later than the 12-month anniversary.
Protected Vystar ownership	34% of Vystar common shares, subject to an Initial True-Up at Closing and ongoing True-Up Shares during the 24-month True-Up Period.
IP status	The R3alm Ecosystem intellectual property was previously assigned by Capital Realm, Inc. to r3alm inc.; the attached Assignment is included as evidence of the existing ownership chain and is not a new transfer at Closing.

This summary is for convenience only. If it conflicts with the operative provisions of this Agreement or the True-Up Agreement, the operative provisions control.

IN WITNESS WHEREOF, the Parties have executed this Agreement through their duly authorized representatives, effective as of the date of the last signature below.

VYSTAR CORPORATION

By: Jamie Rotman

Name: Jamie Rotman

Title: President and Chief Executive Officer

CAPITAL REALM, INC.

By: Bernie O'Neill

Name: Bernie O'Neill

Title: Chief Executive Officer and Director

r3alm inc.

By: Bernie O'Neill

Name: Bernie O'Neill

Title: Director

Effective Date: the date of the last signature above.

EXHIBIT A

ASSIGNMENT OF INTELLECTUAL PROPERTY

Copy furnished for attachment. Replace with the fully executed counterpart before final execution of this Agreement.

The following pages reproduce the Assignment of Intellectual Property provided by the Parties. Attachment of this copy does not amend, re-execute or expand the IP Assignment. The operative executed counterpart, if different, shall be substituted at Closing.

ASSIGNMENT OF INTELLECTUAL PROPERTY

Effective as of July 24, 2026

THIS ASSIGNMENT OF INTELLECTUAL PROPERTY (this "Assignment"), effective as of July 24, 2026 (the "Effective Date"), is made by and between CAPITAL REALM, INC., an Ohio corporation ("Assignor"), and r3alm inc., a Wyoming corporation, Wyoming Company No. 2026-002015010 ("Assignee"). Assignor and Assignee are each referred to herein individually as a "Party" and collectively as the "Parties."

Assignor desires to transfer and assign to Assignee, and Assignee desires to accept the transfer and assignment of, all of the Intellectual Property described on Schedule A.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Assignment. Assignor hereby assigns to Assignee all of Assignor's legal and equitable right, title and interest of whatever nature throughout the world in and to the Intellectual Property described on Schedule A, together with the goodwill symbolized by the Intellectual Property and all of Assignor's rights to sue and recover for past, present and future claims or causes of action arising out of or relating to any infringement, dilution or misappropriation of the Intellectual Property (collectively, the "Assigned Property"), free and clear of all encumbrances, to have and to hold by Assignee as fully and entirely as the same would have been held by Assignor had this Assignment not been made.

2. Further Assurances. Assignor agrees to execute all documents reasonably requested by Assignee for use in applying for, obtaining, maintaining, recording or enforcing trademark and copyright registrations and other rights and protections relating to the Assigned Property, together with any confirmatory assignments thereof to Assignee or persons designated by Assignee. If Assignee is unable, after reasonable effort, to secure Assignor's signature on a document reasonably necessary to apply for, prosecute, record or maintain any trademark, copyright or similar right relating to the Assigned Property, Assignor irrevocably designates and appoints Assignee and its duly authorized officers and agents as Assignor's agent and attorney-in-fact solely to execute and file such document and perform other lawfully permitted acts necessary to perfect or maintain Assignee's title, with the same legal force and effect as if executed by Assignor.

3. Use. Assignor shall not directly or indirectly challenge Assignee's ownership of or right to use the Assigned Property. Assignor shall not directly or indirectly use, register or attempt to register any domain name, trade name, trademark or service mark that implies an association between Assignor and Assignee or is confusingly similar to any of the Assigned Property, except pursuant to a separate written license or authorization granted by Assignee.

4. No Third-Party Beneficiaries. Nothing in this Assignment, express or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or other entity, other than Assignor, Assignee and their respective successors and permitted assigns, any remedy, claim, right or benefit under or by reason of this Assignment. No third party is a party to, signatory to, or beneficiary of this Assignment.

5. No Additional Representations. Except as otherwise expressly set forth in this Assignment, Assignor is not making any additional representations, warranties or covenants in this Assignment.

6. Modification. This Assignment may not be modified, amended or waived except by a writing executed by both Parties.

7. Successors and Assigns. The terms of this Assignment shall be binding upon, inure to the benefit of, and be enforceable by each Party and its respective successors and permitted assigns.

8. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to conflict-of-laws principles that might otherwise apply.

9. Headings. The paragraph headings in this Assignment are for convenience only, form no part of this Assignment and shall not affect its interpretation.

10. Execution in Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Assignment shall become binding when one or more counterparts, individually or taken together, bear the signatures of both Parties. Signatures transmitted electronically or by electronic signature platform shall be effective as originals.

11. Filing. To the extent reasonably necessary, Assignor agrees that this Assignment may be recorded with the United States Patent and Trademark Office, the United States Copyright Office and any other applicable office, so that Assignee may be reflected as successor in title to the Assigned Property and all applicable registrations and applications therefor.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have caused this Assignment of Intellectual Property to be executed by their duly authorized representatives, effective as of the Effective Date.

CAPITAL REALM, INC.	**r3alm inc.**
By: Signed by: Bernie O'Neill	By: Signed by: Marilyn Roosevelt
Name: Bernie O'Neill	Name: Marilyn Roosevelt
Title: Chief Executive Officer and Director	Title: Director
Date: 8/4/2026	Date: 8/5/2026

SCHEDULE A

ASSIGNED INTELLECTUAL PROPERTY AND RELATED ASSETS

All assets of Assignor related to the R3alm Ecosystem, including all intellectual property, know-how, software, patents, patent rights, trademarks, service marks, copyrights, domain names, technical repositories, documentation, business plans, investor materials, R3EQ materials, A.E.G.I.S. architecture, accounts, credentials and vendor relationships, together with any contracts and third-party agreements necessary to operate the various businesses of the R3alm Ecosystem, in each case to the extent owned by Assignor and legally assignable. The Parties acknowledge that the administrative transfer, recordation or third-party consent process for certain contracts, accounts or registered rights may require additional time, and the Parties shall cooperate in good faith to complete those actions.

For avoidance of doubt, this Schedule A describes the Assigned Property transferred between Assignor and Assignee only. No person or entity other than the Parties is required to execute or acknowledge this Assignment.

EXHIBIT B

TRUE-UP RIGHTS AND 34% OWNERSHIP MAINTENANCE AGREEMENT

by and between

VYSTAR CORPORATION

and

CAPITAL REALM, INC.

Effective as of the Closing Date under the
Stock Purchase, Share Exchange and Equity Acquisition Agreement

DRAFT FOR LEGAL, TAX, ACCOUNTING AND SECURITIES REVIEW

Version 2.1 - July 28, 2026

THIS TRUE-UP RIGHTS AND 34% OWNERSHIP MAINTENANCE AGREEMENT (this "Agreement") is executed by and between Vystar Corporation, a Georgia corporation ("Vystar"), and Capital Realm, Inc., an Ohio corporation ("Capital Realm"), in connection with the Stock Purchase, Share Exchange and Equity Acquisition Agreement by and among Vystar, Capital Realm and r3alm inc., a Wyoming corporation (the "Purchase Agreement"). This Agreement shall become effective simultaneously with the Closing under the Purchase Agreement (the "Effective Time"). Capitalized terms not defined in this Agreement have the meanings assigned to them in the Purchase Agreement.

RECITALS

A. Capital Realm is the sole shareholder of r3alm inc. immediately before the Closing and owns all 90,000,000 issued and outstanding shares of common stock of r3alm inc. The R3alm Ecosystem and related intellectual property were assigned by Capital Realm to r3alm inc. under the Assignment of Intellectual Property effective July 24, 2026, which is attached as Exhibit A to the Purchase Agreement.

B. Under the Purchase Agreement, Vystar will acquire 90,000,000 newly issued shares of common stock of r3alm inc., resulting in Capital Realm and Vystar each owning 50% of the 180,000,000 issued and outstanding shares of r3alm inc. immediately after the Closing.

C. As acquisition consideration, Vystar will issue to Capital Realm exactly eight thousand three hundred seventy-one (8,371) shares of Vystar 10% Series B Preferred Stock having an aggregate conversion entitlement of exactly eight million three hundred seventy-one thousand (8,371,000) shares of Vystar common stock, based on a conversion rate of one Series B preferred share for 1,000 shares of Vystar common stock, subject to proportionate adjustment for corporate actions occurring after the Closing.

D. The Parties intend the 8,371,000 common-share equivalent to represent 34.0% of Vystar common shares at Closing. The Parties further agree that the 34.0% ownership percentage is the controlling economic requirement and that any difference between the base common-share equivalent and the actual number required to produce 34.0% shall be corrected through the Initial True-Up under this Agreement.

E. The Parties intend Capital Realm to maintain the Protected Percentage for two consecutive 12-month periods following the Closing through the issuance of additional shares of Vystar common stock after each Dilutive Event and through quarterly, first-anniversary, second-anniversary and final reconciliations.

F. The Parties desire objective calculation, disclosure, certification, transfer-agent and enforcement procedures that prevent dilution, double counting, delayed recognition of committed issuances, and circumvention of the Protected Percentage.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants in the Purchase Agreement and this Agreement, the receipt and sufficiency of which are acknowledged, Vystar and Capital Realm agree as follows:

ARTICLE 1
DEFINITIONS

"Acquisition Common Equivalent" means 8,371,000 shares of Common Stock, as proportionately adjusted after the Closing for any stock split, reverse split, stock dividend, combination, reclassification or similar corporate action affecting Common Stock.

"Acquisition Series B Shares" means exactly 8,371 whole shares of Vystar 10% Series B Preferred Stock issued to Capital Realm under the Purchase Agreement, each convertible at the agreed rate of 1,000 Common Shares per Series B share, for an aggregate conversion entitlement equal to the Acquisition Common Equivalent of 8,371,000 Common Shares.

"Affiliate" means, with respect to a Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with that Person. "Control" means the direct or indirect power to direct management or policies, whether through voting securities, contract or otherwise.

"Business Day" means a day other than Saturday, Sunday or a day on which banks in New York, New York are generally closed for business.

"Capital Realm Calculation Holdings" means, without double counting, the sum of (a) Capital Realm Protected Securities and (b) the Disposed Securities Credit. Capital Realm Calculation Holdings are used solely as the numerator in the true-up formula so that securities voluntarily disposed of by Capital Realm are not replenished by Vystar.

"Capital Realm Protected Securities" means, on an as-converted Common Stock basis and without double counting: (a) the Acquisition Common Equivalent represented by Acquisition Series B Shares and any Common Stock issued upon their conversion; (b) all Initial True-Up Shares and later True-Up Shares; (c) Common Stock or Common Stock equivalents issued or issuable to Capital Realm in respect of dividends, distributions, make-whole rights or other rights associated with the Acquisition Series B Shares or True-Up Shares; and (d) all successor or replacement securities attributable to those securities, in each case to the extent held by Capital Realm or a Permitted Affiliate.

"Closing Date" means the date on which the Closing occurs under the Purchase Agreement.

"Common Stock" means Vystar common stock, par value $0.0001 per share, and any successor class of common equity into which it is reclassified or exchanged.

"Deemed Issuance Date" means the earliest date on which Vystar or any Affiliate becomes legally, contractually or economically committed to issue, reserve for a specific recipient, grant, accrue, assume or otherwise create a right to receive Common Stock or a Common Stock equivalent, whether or not the security is then issued, vested, exercisable, convertible, recorded in the stock ledger, payable, or subject to a future condition within Vystar's or the holder's control.

"Dilutive Event" means any issuance, grant, accrual, award, subscription, assumption, amendment, repricing, anti-dilution adjustment, conversion-price reset, merger commitment, contingent payment right, financing arrangement, employment or consulting obligation, or other event that increases Vystar's common Shares or otherwise reduces the percentage represented by Capital Realm Calculation Holdings. A Dilutive Event includes Common Stock, preferred stock, options, warrants, convertible debt, restricted stock units, stock appreciation rights, stock-settled compensation, earn-outs, stock subscriptions, stock subscription payables and any other instrument or obligation that is or may be settled in Common Stock. A Dilutive Event occurs on its Deemed Issuance Date.

"Disposed Securities Credit" means the Common Stock equivalents of Capital Realm Protected Securities that Capital Realm voluntarily sells, assigns or transfers after Closing to a Person other than a Permitted Affiliate. The credit is adjusted for splits, combinations, reclassifications, cancellations and retirements affecting those securities and is included only to prevent Vystar from replenishing securities voluntarily disposed of by Capital Realm.

"Excluded Event" means only: (a) issuance of True-Up Shares; (b) the actual issuance of Common Stock upon conversion, exercise or settlement of a security previously included in Vystar's Common Shares, but only to the extent the issued amount does not exceed the amount previously included; (c) a proportionate stock split, reverse split, stock dividend, combination or reclassification applied equally to all affected securities; (d) a transfer of outstanding securities between existing holders that does not increase Vystar's Common Shares; (e) repurchase, cancellation or retirement of securities not held by Capital Realm or a Permitted Affiliate; and (f) authorization of an ungranted and uncommitted equity-plan reserve, until a specific grant, award or commitment is made. No other issuance or transaction is excluded unless Capital Realm expressly agrees in writing.

"Fully Diluted Basis" means the ownership calculation made using Fully Diluted Shares and Capital Realm Calculation Holdings as provided in this Agreement.

"Fully Diluted Shares" means, as of a Measurement Date, the total number of Common Shares that would be outstanding after giving effect, without double counting, to: (a) all issued and outstanding Common Stock; (b) all Common Stock issuable upon conversion, exercise, exchange or settlement of outstanding or committed preferred stock, options, warrants, convertible debt, notes, restricted stock units, stock appreciation rights and other rights; (c) all shares earned, accrued or payable under employment, consulting, board, financing, acquisition or other agreements, whether or not yet issued or recorded by the transfer agent; (d) all shares subject to stock subscriptions, stock subscription payables, anti-dilution rights, ratchets, make-whole provisions, true-up rights or contingent issuance rights; and (e) all other shares Vystar is legally, contractually or economically obligated to issue. If the number issuable under an instrument is variable, Vystar's Common Shares include the maximum number issuable under the instrument using the lowest conversion or exercise price, greatest discount or most dilutive adjustment then permitted. Treasury shares are excluded unless committed to satisfy a current obligation.

"Initial True-Up Shares" means the shares of Common Stock, if any, required to be issued at Closing under Section 2.3 so that Capital Realm Calculation Holdings equal the Protected Percentage on a Fully Diluted Basis immediately after the issuance.

"Measurement Date" means: (a) the Closing Date, after giving effect to all Closing issuances and obligations other than the Initial True-Up Shares; (b) each Deemed Issuance Date during the True-Up Period; (c) the last Business Day of each calendar quarter during the True-Up Period; (d) the first anniversary and second anniversary of the Closing Date; (e) immediately before and immediately after a transaction described in Article 8; (f) the date an omitted, understated or inaccurately reported security obligation is discovered; and (g) the final day of the True-Up Period.

"Permitted Affiliate" means a wholly owned direct or indirect Affiliate of Capital Realm that executes the joinder in Schedule 3 and remains wholly owned by Capital Realm for so long as it holds any Capital Realm Protected Securities.

"Person" means an individual, corporation, limited liability company, partnership, trust, association, governmental authority or other legal entity.

"Protected Percentage" means 34.0% of Vystar common shares Basis, subject only to the Disposed Securities Credit mechanics in this Agreement.

"Transfer Agent" means Vystar's then-current transfer agent for Common Stock and Series B preferred stock.

"True-Up Period" means the period beginning at the Effective Time and ending at 11:59 p.m. Eastern Time on the second anniversary of the Closing Date, comprising two consecutive 12-month periods referred to as True-Up Year One and True-Up Year Two.

"True-Up Shares" means the Initial True-Up Shares and all additional shares of Common Stock required to be issued to Capital Realm under this Agreement.

"True-Up Shortfall" means the number of additional shares of Common Stock calculated under Section 3.2 for a Measurement Date.

ARTICLE 2
PROTECTED OWNERSHIP AND EFFECTIVENESS

Section 2.1 Effective Time and Closing Conditions. This Agreement shall become effective only at the Effective Time. Vystar shall not treat the Closing as completed unless: (a) the Purchase Agreement has closed simultaneously; (b) the Acquisition Series B Shares have been duly authorized and validly issued; (c) Vystar's articles of incorporation and applicable Series B designation legally and unambiguously provide the 1-to-1,000

conversion rate and aggregate Acquisition Common Equivalent required by the Purchase Agreement; (d) the Transfer Agent has registered the Acquisition Series B Shares and any Initial True-Up Shares to Capital Realm and acknowledged the standing instruction in Schedule 2; (e) Vystar has sufficient authorized and unissued Common Stock reserved to perform this Agreement; and (f) no debt instrument, lender covenant, lien, court order, Blue Oar agreement or other contractual restriction prevents, conditions, postpones or reduces issuance, voting or conversion of the Acquisition Series B Shares or issuance of True-Up Shares. Capital Realm may waive a condition only in a signed writing that identifies the waived condition.

Section 2.2 Controlling Economic Requirement. The Protected Percentage is the controlling economic requirement. The Acquisition Common Equivalent is the negotiated base consideration but does not cap the number of Initial True-Up Shares or later True-Up Shares. If any capitalization certificate, stock ledger, SEC filing, transfer-agent report, conversion term or other record indicates that the Acquisition Common Equivalent alone represents less than 34.0% on Vystar's Common Shares Basis, Vystar shall issue the additional Common Stock required by this Agreement.

Section 2.3 Initial True-Up at Closing. At Closing, after giving effect to every issued, issuable, committed, accrued and contingent Vystar security and obligation and to the Acquisition Series B Shares, Vystar shall issue the Initial True-Up Shares calculated under Article 3. The Closing shall not be complete until the Transfer Agent has registered the Initial True-Up Shares to Capital Realm and delivered written confirmation.

Section 2.4 Continuous Maintenance. Throughout the True-Up Period, Vystar shall maintain Capital Realm at not less than the Protected Percentage on Vystar's Common Shares Basis. Vystar shall not consummate a Dilutive Event unless it simultaneously causes issuance of the associated True-Up Shares, except that Capital Realm may approve in writing an administrative delay not exceeding five Business Days. A delay does not change the Measurement Date, reduce the True-Up Shortfall, or excuse delivery of equivalent distributions under Section 4.6.

Section 2.5 Two Consecutive True-Up Years. In addition to event-driven and quarterly true-ups, Vystar shall complete a comprehensive reconciliation as of the first anniversary of the Closing Date and a second comprehensive reconciliation as of the second anniversary. Each anniversary reconciliation shall include every security and obligation created, accrued, modified or omitted during the applicable 12-month period, whether or not previously reported.

Section 2.6 Additional Acquisition Consideration. All True-Up Shares constitute additional acquisition consideration under the Purchase Agreement. They are not compensation for services, interest, a dividend on the Acquisition Series B Shares, a penalty or a discretionary equity award.

Section 2.7 No Effect on r3alm Intellectual Property. This Agreement governs only Vystar securities and does not assign, license, pledge or otherwise affect ownership of the R3alm Ecosystem or other intellectual property owned by r3alm inc.

ARTICLE 3
TRUE-UP CALCULATION

Section 3.1 Variables. For each Measurement Date: (a) "FD" means Common Shares Shares immediately before issuance of the applicable True-Up Shares and includes Capital Realm Protected Securities then outstanding; (b) "CRH" means Capital Realm Calculation Holdings immediately before the true-up; (c) "P" means 0.34; and (d) "X" means the True-Up Shortfall.

Section 3.2 Formula. The True-Up Shortfall shall be calculated as follows: X = CEILING(MAX(0, ((P x FD) - CRH) / (1 - P)), 1). After issuance, (CRH + X) / (FD + X) must equal or exceed 0.34. The formula expressly uses the post-issuance denominator and shall not be calculated as a percentage of the pre-issuance denominator.

Section 3.3 Rounding. Any fractional result shall be rounded upward to the next whole share. No fractional Common Share shall be issued as a True-Up Share.

Section 3.4 No Double Counting. A security shall be counted once in Common Shares and, if it is a Capital Realm Protected Security, once in Capital Realm Calculation Holdings. Actual issuance upon conversion, exercise or settlement of a security already included in Common Shares does not create a second count unless the number issued exceeds the number previously included.

Section 3.5 Variable and Contingent Securities. If a security or obligation permits a variable number of Common Shares, the calculation shall use the maximum number potentially issuable as of the Measurement Date under the most dilutive then-permitted terms. If an objective cap is legally binding, the cap controls. A probability discount, accounting fair value, vesting assumption or management estimate shall not reduce the number included.

Section 3.6 Overissuance. Capital Realm is not required to return or surrender securities merely because later repurchases, cancellations, operating events or capitalization changes cause its percentage to exceed the Protected Percentage. A demonstrable arithmetic or clerical overissuance may be corrected only with Capital Realm's written consent and only if Capital Realm remains at or above the Protected Percentage immediately after correction.

ARTICLE 4
MEASUREMENT, ISSUANCE AND RECONCILIATION

Section 4.1 Advance Notice of Dilutive Events. During the True-Up Period, Vystar shall give Capital Realm written notice of each proposed Dilutive Event at least five Business Days before its Deemed Issuance Date, or as soon as legally permissible for a confidential emergency transaction. The notice shall identify the recipient, security type, maximum Common Stock equivalent, price, discount, conversion or exercise terms, vesting, anti-dilution rights, consideration, approvals, expected Deemed Issuance Date and proposed True-Up Shortfall.

Section 4.2 Issuance Deadline. Vystar shall cause the Transfer Agent to register each True-Up Shortfall to Capital Realm concurrently with the Dilutive Event and, in any event, no later than five Business Days after the applicable Measurement Date. Transfer-agent delay, internal approval delay, accounting delay or failure to maintain sufficient authorized shares does not extend the deadline or discharge the obligation.

Section 4.3 Quarterly Reconciliation. Within ten Business Days after each calendar quarter during the True-Up Period, Vystar shall deliver the completed certificate in Schedule 1, signed by its chief executive officer and chief financial officer, together with the supporting records required by Article 6. If the reconciliation identifies an underissuance, Vystar shall issue the additional shares within three Business Days after delivery. A quarterly reconciliation does not replace the obligation to true up after each Dilutive Event.

Section 4.4 Anniversary Reconciliations. Within ten Business Days after the first anniversary and second anniversary of the Closing Date, Vystar shall deliver a comprehensive reconciliation for the completed True-Up Year. The second-anniversary reconciliation also serves as the final reconciliation, subject to Section 4.5.

Section 4.5 Final and Retroactive Reconciliation. No later than ten Business Days after the True-Up Period ends, Vystar shall issue every accrued but unissued True-Up Share. Expiration does not extinguish: (a) a shortfall attributable to a Dilutive Event or obligation arising during the True-Up Period; (b) a claim based on omitted, inaccurate or misleading capitalization information; or (c) an obligation discovered after expiration that should have been included during the True-Up Period. Any later-discovered item shall be measured retroactively as of its proper Deemed Issuance Date and carried forward through each later Measurement Date.

Section 4.6 Equivalent Distributions for Late Issuance. True-Up Shares issued after their required issuance date shall be accompanied by the cash, securities, property, voting entitlements, subscription rights and other

distributions that Capital Realm would have received had the shares been timely issued and outstanding on each applicable record date. This remedy is in addition to, and not in substitution for, issuance of the shares.

ARTICLE 5
ADJUSTMENTS, EXCLUSIONS AND DISPOSITIONS

Section 5.1 Corporate Adjustments. Stock splits, reverse splits, combinations, stock dividends, reorganizations and reclassifications shall proportionately adjust the Acquisition Common Equivalent, Capital Realm Protected Securities, Disposed Securities Credit, True-Up Shares, conversion rates and all other numerical terms so that the Protected Percentage and economic rights are unchanged.

Section 5.2 Conversion and Exercise of Previously Counted Securities. The issuance of Common Stock upon conversion, exercise or settlement of a security previously included in Common Shares is an Excluded Event only up to the amount previously included. Any amendment, repricing, reset, accrued dividend, default adjustment or other change that increases the Common Stock equivalent is a Dilutive Event as of the earliest date the increase becomes possible.

Section 5.3 Voluntary Dispositions by Capital Realm. A voluntary sale or transfer of Capital Realm Protected Securities to a Person other than a Permitted Affiliate creates a corresponding Disposed Securities Credit. Vystar is not required to replenish the disposed securities. Transfers to a Permitted Affiliate, and transfers back to Capital Realm, do not create a Disposed Securities Credit and do not reduce protection.

Section 5.4 Repurchases and Cancellations. If Vystar repurchases, cancels or retires securities held by another Person and Capital Realm's percentage increases, Capital Realm is not required to surrender securities. A later true-up is required only when Capital Realm Calculation Holdings fall below the Protected Percentage because of a Dilutive Event or an omitted obligation. Vystar shall not repurchase, redeem, cancel or retire Capital Realm Protected Securities without Capital Realm's prior written consent.

Section 5.5 Dividends and Accruals on Acquisition Series B Shares. Common Stock or Common Stock equivalents issued or issuable to Capital Realm as dividends, paid-in-kind distributions, make-whole amounts or other rights on the Acquisition Series B Shares are included in Capital Realm Protected Securities and may reduce a later True-Up Shortfall. Cash dividends are not included in the numerator or denominator unless converted into or payable in Common Stock.

Section 5.6 Excluded Events Strictly Construed. Excluded Events are limited to the items expressly listed in the definition of Excluded Event. An issuance for cash, services, debt repayment, acquisition consideration, financing, employee compensation, director compensation, affiliate compensation or settlement is not excluded merely because it serves a corporate purpose or was approved in a budget.

ARTICLE 6
INFORMATION, CERTIFICATION AND VERIFICATION

Section 6.1 Monthly Capitalization Package. Within five Business Days after each month-end during the True-Up Period, Vystar shall provide Capital Realm: (a) its current stock ledger; (b) the Transfer Agent's issued-and-outstanding report; (c) a Common Stock capitalization table; (d) a schedule of all preferred stock, options, warrants, convertible debt, notes, restricted stock units and other equity rights; (e) a schedule of stock subscriptions, stock subscription payables, accrued share compensation and earned but unissued shares; (f) all changes to conversion, exercise, anti-dilution or settlement terms; and (g) a reconciliation to the most recent SEC filing.

Section 6.2 Officer Certification. Each Schedule 1 certificate and annual reconciliation shall be certified as complete and accurate by Vystar's chief executive officer and chief financial officer. If one individual holds

both offices, Vystar shall also obtain certification from another director who is not the recipient of the applicable issuance.

Section 6.3 Transfer-Agent Confirmation. Upon Capital Realm's request and at least quarterly, Vystar shall cause the Transfer Agent to confirm directly to Capital Realm the issued and outstanding Common Stock, preferred stock registered to Capital Realm, shares reserved for conversion, True-Up Shares issued, and pending issuance instructions.

Section 6.4 Inspection Rights. Capital Realm and its legal, accounting and financial advisors may inspect records reasonably related to any calculation on reasonable notice, including board consents, subscription agreements, employment and consulting agreements, financing instruments, acquisition documents, equity-plan records and transfer-agent instructions. Capital Realm shall keep nonpublic information confidential subject to the Purchase Agreement and applicable law.

Section 6.5 Calculation Disputes. A calculation dispute shall first be submitted to the chief executive officers of Vystar and Capital Realm for five Business Days. If unresolved, the disputed calculation shall be submitted to an independent public accounting firm jointly selected within five Business Days. If the Parties do not agree, the firm shall be appointed by the American Arbitration Association upon either Party's request. The accountant shall decide only the disputed calculation issues, based on this Agreement, within fifteen Business Days. Its determination is final absent manifest error. Vystar shall pay the cost if the final shortfall exceeds Vystar's reported amount by at least 2%; otherwise the cost shall be shared equally.

Section 6.6 SEC and Public Disclosure Consistency. Vystar shall ensure that its SEC filings and public disclosures accurately describe the Acquisition Series B Shares, the 1-to-1,000 conversion rate, the Acquisition Common Equivalent, the Protected Percentage, the True-Up Period, issued True-Up Shares and any material shortfall. To the extent legally permissible, Vystar shall provide Capital Realm a reasonable opportunity to review transaction-specific disclosure before filing or release.

ARTICLE 7
AUTHORIZATION, RESERVATION AND TRANSFER-AGENT ADMINISTRATION

Section 7.1 Share Reservation. At all times during the True-Up Period, Vystar shall reserve authorized and unissued Common Stock sufficient to satisfy: (a) full conversion of the Acquisition Series B Shares; (b) all known and reasonably anticipated True-Up Shares; and (c) a reserve buffer equal to at least 20% of the projected True-Up Shortfall through the next twelve months based on Vystar's board-approved financing and issuance plan. The reserve is in addition to shares required for other outstanding securities and shall be updated monthly.

Section 7.2 No Insufficient-Share Defense. Vystar shall not enter into or consummate a Dilutive Event that would leave insufficient authorized shares to satisfy the associated True-Up Shortfall. If an insufficiency nevertheless occurs, Vystar shall promptly obtain all board and shareholder approvals and file all charter amendments necessary to increase authorized Common Stock. The issuance obligation continues until fully performed. A cash payment, note or other substitute does not satisfy the obligation unless Capital Realm expressly agrees in writing.

Section 7.3 Standing Transfer-Agent Instruction. At Closing, Vystar shall deliver to the Transfer Agent the standing instruction substantially in the form of Schedule 2, supported by certified board resolutions. Vystar shall not revoke, amend, replace or impair that instruction during the True-Up Period without Capital Realm's written consent. A change of Transfer Agent is not effective for purposes of this Agreement until the successor acknowledges an equivalent instruction.

Section 7.4 Valid Issuance. Each True-Up Share shall be duly authorized, validly issued, fully paid and nonassessable Common Stock, free and clear of liens and contractual restrictions created by Vystar, other than

customary restrictions arising under applicable securities laws. True-Up Shares shall have the same rights as other Common Stock of the same class.

Section 7.5 No Forced Conversion. Capital Realm is not required to convert the Acquisition Series B Shares. For all calculations, unconverted Acquisition Series B Shares are counted on the agreed as-converted basis. Conversion does not terminate or reduce the remaining true-up protection.

Section 7.6 Securities-Law Cooperation. Vystar is responsible for establishing and documenting an available exemption from registration for each issuance. Vystar shall timely cooperate with Rule 144, legal-opinion, legend-removal, transfer-agent and current-information requirements and shall not impose a contractual transfer restriction not generally applicable to similarly situated holders of restricted Common Stock.

Section 7.7 Issuance Taxes and Fees. Vystar shall pay transfer-agent fees, issuance fees, documentary taxes and similar charges arising from issuance of True-Up Shares. Capital Realm remains responsible for its own income and franchise taxes attributable to receipt or disposition of securities.

ARTICLE 8
ANTI-CIRCUMVENTION AND CORPORATE TRANSACTIONS

Section 8.1 No Impairment. Vystar shall not amend its articles, bylaws, preferred-stock terms, equity plans, transfer-agent instructions, debt instruments or other agreements in a manner that impairs, delays or conditions the Protected Percentage, conversion of the Acquisition Series B Shares, share reservation or issuance of True-Up Shares without Capital Realm's written consent.

Section 8.3 Related-Party and Affiliate Issuances. Securities issued or issuable to officers, directors, employees, consultants, lenders, controlling shareholders, Blue Oar, or any Affiliate or related party are included on the same basis as third-party issuances. No related-party label, accounting treatment or delayed transfer-agent entry changes the Deemed Issuance Date.

Section 8.4 Merger, Share Exchange, Sale or Change of Control. Before Vystar completes a merger, consolidation, share exchange, sale of substantially all assets, recapitalization or change of control during the True-Up Period: (a) Vystar shall perform an immediate true-up as though the transaction date were the final day of the True-Up Period; (b) all resulting True-Up Shares shall participate in the transaction on the same basis as other Common Stock; (c) Capital Realm shall receive the portion of the aggregate consideration payable to Vystar equity holders that corresponds to at least 34.0% of Vystar's common stockBasis immediately before the transaction, subject to the Disposed Securities Credit; and (d) to the extent Vystar or a successor continues to have outstanding common equity after the transaction, the successor shall assume the remaining obligations in writing. This Section does not entitle Capital Realm to 34.0% of an acquiring company's entire equity unless that result is expressly agreed in writing.

Section 8.5 Super-Voting and Non-Common Voting Securities. During the True-Up Period, Vystar shall not issue or amend a security carrying voting rights disproportionate to its Common Stock if the action would reduce Capital Realm's voting power below the voting power represented by its Capital Realm Protected Securities on an as-converted basis, unless Capital Realm consents in writing or receives equivalent voting protection.

ARTICLE 9
REPRESENTATIONS AND CONTINUING COVENANTS

Section 9.1 Vystar Organization and Authority. Vystar represents and warrants that it is duly organized, validly existing and in good standing under Georgia law; has full corporate power to enter into and perform this Agreement; and has obtained or, as a condition to Closing, will obtain every board, shareholder, lender,

regulatory and other approval required to issue the Acquisition Series B Shares and True-Up Shares and perform this Agreement.

Section 9.2 Complete Capitalization. At Closing and on each Measurement Date, Vystar represents and warrants that the capitalization information delivered to Capital Realm is complete and accurate and identifies every issued, issuable, committed, accrued, contingent and contractually required security or share obligation, including obligations not yet recorded by the Transfer Agent or reflected in an SEC filing.

Section 9.3 Series B Terms. Vystar represents and warrants that, at the Effective Time, the Acquisition Series B Shares will be legally convertible at the stated 1-to-1,000 rate into the Acquisition Common Equivalent, subject only to proportionate post-Closing adjustments, and will not be subject to an undisclosed holding-period, lender, lienholder, Blue Oar or other restriction that prevents or delays the agreed conversion or voting rights.

Section 9.4 Validity and Reservation. Vystar represents and warrants that the Acquisition Series B Shares and all True-Up Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable, and that sufficient Common Stock is or will be lawfully reserved to satisfy this Agreement.

Section 9.5 Capital Realm Authority. Capital Realm represents and warrants that it is duly organized and validly existing under Ohio law, has full corporate power to enter into and perform this Agreement, and has obtained all required corporate approvals.

Section 9.6 Continuing Accuracy. Each representation that relates to capitalization, authority, restrictions, reservation or validity is deemed repeated on every Measurement Date. Vystar shall promptly notify Capital Realm of any fact that makes a prior representation inaccurate or incomplete.

ARTICLE 10
REMEDIES, INDEMNIFICATION AND ENFORCEMENT

Section 10.1 Specific Performance. Capital Realm is entitled to specific performance, temporary and permanent injunctive relief and other equitable remedies to enforce issuance, reservation, disclosure, transfer-agent and anti-circumvention obligations without posting bond or proving that monetary damages are inadequate.

Section 10.2 Material Breach. Failure to timely issue a True-Up Shortfall, intentional or reckless understatement of Vystar's Common Shares, revocation or impairment of Transfer Agent instructions, failure to maintain the required reserve, or an action intended to evade the Protected Percentage is a material breach of this Agreement and the Purchase Agreement.

Section 10.3 Vystar Indemnification. Vystar shall indemnify, defend and hold harmless Capital Realm and its directors, officers, employees and advisors from losses, liabilities, claims, damages and reasonable legal and accounting fees arising from: (a) Vystar's breach of this Agreement; (b) inaccurate or omitted capitalization information; (c) invalid or unauthorized issuance; (d) failure to obtain a required approval or release a restriction; or (e) any third-party claim that issuance of the Acquisition Series B Shares or True-Up Shares violated an agreement binding on Vystar.

Section 10.4 Capital Realm Indemnification. Capital Realm shall indemnify and hold harmless Vystar from losses arising directly from Capital Realm's material breach of its representations in Section 9.5 or an unauthorized transfer by Capital Realm that violates this Agreement. Capital Realm has no indemnity obligation for a Vystar capitalization, authorization, issuance or disclosure matter.

Section 10.5 No Setoff; Cumulative Remedies. Vystar's share-issuance obligations are absolute and are not subject to setoff, counterclaim or recoupment. Remedies are cumulative. Acceptance of a partial issuance, delayed report or incomplete certificate does not waive the balance or any later breach.

Section 10.6 Enforcement Costs. In an action to enforce this Agreement, the prevailing Party is entitled to recover reasonable attorneys' fees, expert fees and costs, in addition to other relief.

ARTICLE 11
TERM AND MISCELLANEOUS

Section 11.1 Term and Survival. This Agreement begins at the Effective Time and continues through completion of the final reconciliation. Accrued issuance obligations, retroactive true-up rights, equivalent-distribution rights, inspection and audit rights, dispute rights, representations, indemnification and remedies survive expiration or termination of the Purchase Agreement to the extent arising from an event during the True-Up Period.

Section 11.2 Governing Law. This Agreement and contractual disputes arising from it are governed by Wyoming law, without regard to conflict-of-laws principles, except that Georgia law governs Vystar's internal corporate authorization, validity and issuance of its securities.

Section 11.3 Forum and Jurisdiction. Each Party submits to the exclusive jurisdiction of the state and federal courts located in Wyoming for contractual disputes. Capital Realm may also seek specific performance or other relief in Georgia to compel or validate Vystar corporate action or securities issuance. Each Party waives objections based on personal jurisdiction, venue or forum non conveniens in those courts.

Section 11.4 Notices. Notices shall be in writing and delivered by personal delivery, nationally recognized overnight courier, certified mail or email with confirmation of receipt. Notices are effective when received and shall be sent as follows, or to a replacement address designated by notice:

If to Vystar Corporation	If to Capital Realm, Inc.
Attention: Chief Executive Officer Email: jrotman@vytex.com With a copy to: Mirick, O'Connell Attention: Michael A. Refolo, Esquire 100 Front Street Worcester, Massachusetts 01608 Email: mrefolo@miricklaw.com	1201 Dublin Road, Suite 603 Columbus, Ohio 43215 Attention: Bernie O'Neill, Chief Executive Officer and Director Email: bernie.oneill@me.com

Section 11.5 Confidentiality and Required Disclosure. The confidentiality provisions of the Purchase Agreement apply. A Party may make a disclosure required by law or SEC rule after providing advance notice and a reasonable opportunity for the other Party to review, to the extent legally permissible.

Section 11.6 Assignment. Capital Realm may assign this Agreement and transfer Capital Realm Protected Securities to a Permitted Affiliate upon delivery of the Schedule 3 joinder. Vystar may not assign this Agreement except to a successor that assumes all obligations in writing before the transaction. Any prohibited assignment is void.

Section 11.7 Amendments and Waivers. An amendment or waiver must be in a writing signed by Vystar and Capital Realm. A waiver of one shortfall, report or delay does not waive a later event. No course of dealing modifies this Agreement.

Section 11.8 Entire Agreement and Priority. This Agreement and the Purchase Agreement contain the complete agreement concerning the Protected Percentage. This Agreement is intended to be attached as Exhibit B to the Purchase Agreement. If the documents conflict regarding calculation, reporting, timing, reservation, transfer-agent administration or issuance of True-Up Shares, this Agreement controls. The Purchase Agreement controls on all other matters.

Section 11.9 Further Assurances. Each Party shall execute documents and take actions reasonably necessary to implement this Agreement, including board resolutions, shareholder approvals, charter filings, transfer-agent instructions, SEC filings and capitalization certificates.

Section 11.10 Severability and Reformation. If a provision is invalid or unenforceable, it shall be reformed to the minimum extent necessary to make it enforceable while preserving the Parties' economic intent, and the remaining provisions remain effective.

Section 11.11 Counterparts and Electronic Signatures. This Agreement may be executed in counterparts and by electronic signature, each of which is deemed an original and all of which constitute one instrument.

Section 11.12 No Third-Party Beneficiaries. Except for indemnified persons under Article 10 and permitted successors and assigns, no Person has rights under this Agreement.

Section 11.13 Interpretation. Headings are for convenience only. "Including" means "including without limitation." References to shares and percentages are adjusted as required by Section 5.1. The Parties and their counsel participated in drafting, and no presumption shall arise against a Party as drafter.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives. This Agreement becomes effective only at the Effective Time.

VYSTAR CORPORATION

By: Jamie Rotman

Name: Jamie Rotman

Title: Chief Executive Officer

Date: 8/4/2026

CAPITAL REALM, INC.

By: Bernie O'Neill

Name: Bernie O'Neill

Title: Chief Executive Officer and Director

Date: 8/4/2026

SCHEDULE 1

TRUE-UP CALCULATION AND CAPITALIZATION CERTIFICATE

Vystar shall complete and deliver this certificate at Closing, after each Dilutive Event, after each calendar quarter, on the first and second anniversaries of the Closing Date, and with the final reconciliation. Attach supporting schedules for every line item.

C. TRUE-UP FORMULA AND RESULT

1	Protected Percentage (P)	0.34
2	Vystar Common Shares before true-up (FD)	
3	Capital Realm Calculation Holdings before true-up (CRH)	
4	Formula	X = CEILING(MAX(0, ((P x FD) - CRH) / (1 - P)), 1)
5	True-Up Shortfall (X)	
6	Post-issuance Capital Realm holdings (CRH + X)	
7	Post-issuance Vystar Common Shares (FD + X)	
8	Post-issuance ownership percentage	(CRH + X) / (FD + X) = _______%

D. ISSUANCE AND CERTIFICATION

True-Up Shares issued for this certificate	
Transfer Agent issuance date	
Certificate / book-entry reference	

True-Up Shares issued for this certificate	
Equivalent distributions delivered under Section 4.6	Yes / No / Not Applicable
Supporting schedules attached	Yes / No

The undersigned certify that this calculation is complete and accurate, includes all issued, issuable, committed, accrued and contingent Common Stock equivalents required by the Agreement, and is reconciled to Vystar's stock ledger, Transfer Agent records and books and records.

VYSTAR CORPORATION
By: Jamie Rotman
Name: Jamie Rotman
Title: Chief Executive Officer
Date: 8/4/2026

VYSTAR CORPORATION
By: Bernie O'Neill
Name:
Title: Chief Financial Officer or Independent Director
Date: 8/4/2026

SCHEDULE 2

STANDING TRANSFER AGENT INSTRUCTION AND ACKNOWLEDGMENT

TO: Vystar Corporation's then-current transfer agent

RE: Capital Realm, Inc. - Acquisition Series B Shares, Common Stock conversion reserve and 34% True-Up Shares

Vystar Corporation ("Vystar") hereby irrevocably instructs its transfer agent, subject to applicable law and the certified corporate authorizations delivered with this instruction, as follows:

1. Register exactly 8,371 Acquisition Series B Shares issued to Capital Realm, Inc. ("Capital Realm") and maintain the conversion entitlement stated in the Purchase Agreement and True-Up Agreement, initially equal to 8,371,000 shares of Vystar common stock at a rate of 1,000 Common Shares per Series B share, subject only to proportionate corporate adjustments occurring after the Closing.

2. Maintain a specific reserve of authorized and unissued Common Stock sufficient for full conversion of the Acquisition Series B Shares and for all True-Up Shares authorized under the True-Up Agreement. The reserve may not be used for another purpose without Capital Realm's written consent.

3. Upon receipt of a True-Up Calculation Certificate signed as required by the True-Up Agreement and supported by Vystar board authorization, register the specified True-Up Shares to Capital Realm no later than two Business Days after receipt.

4. Provide Capital Realm, upon its written request and at least quarterly, written confirmation of issued and outstanding Common Stock, Acquisition Series B Shares registered to Capital Realm, shares reserved for conversion and true-up, True-Up Shares issued, and pending instructions.

5. Do not accept an instruction from Vystar that would revoke, reduce or impair this standing instruction before completion of the final reconciliation unless Capital Realm provides written consent or a final court order directs otherwise.

6. If the transfer agency is terminated or transferred, deliver this instruction and the relevant records to the successor and promptly notify Capital Realm.

This instruction remains in effect until Vystar and Capital Realm jointly notify the transfer agent in writing that the final reconciliation has been completed and all accrued obligations have been satisfied.

VYSTAR CORPORATION

DocuSigned by:
By: Jamie Rotman
Name: Jamie Rotman
Title: Chief Executive Officer
Date: 8/4/2026

ACKNOWLEDGED BY TRANSFER AGENT

By: ____________________
Name: ____________________
Title: ____________________
Date: ____________________

SCHEDULE 3
PERMITTED AFFILIATE JOINDER

This Permitted Affiliate Joinder (this "Joinder") is executed by the undersigned entity (the "Joining Affiliate") under the True-Up Rights and 34% Ownership Maintenance Agreement between Vystar Corporation and Capital Realm, Inc. (the "True-Up Agreement"). Capitalized terms not defined in this Joinder have the meanings assigned in the True-Up Agreement.

1. Joinder. The Joining Affiliate agrees to be bound by the True-Up Agreement as a Permitted Affiliate solely with respect to Capital Realm Protected Securities transferred to it and agrees that Capital Realm and the Joining Affiliate shall be treated as one holder for all calculations.

2. Ownership. The Joining Affiliate represents that it is wholly owned, directly or indirectly, by Capital Realm and will promptly notify Vystar and Capital Realm if it ceases to be wholly owned. Before ceasing to be wholly owned, it shall transfer all Capital Realm Protected Securities back to Capital Realm or another Permitted Affiliate unless Vystar and Capital Realm agree otherwise in writing.

3. No Duplication. The Joining Affiliate shall not assert a separate Protected Percentage. All holdings and rights are aggregated with Capital Realm and other Permitted Affiliates without double counting.

4. Notices. Notices to the Joining Affiliate shall be sent to the address below, with a copy to Capital Realm under Section 11.4 of the True-Up Agreement.

5. Governing Law. This Joinder is governed by the same law and forum provisions as the True-Up Agreement.

IN WITNESS WHEREOF, the Joining Affiliate and Capital Realm have executed this Joinder.

JOINING AFFILIATE

DocuSigned by:
By: Jamie Rotman
Name: ______
Title: ______
Date: 8/4/2026

CAPITAL REALM, INC.

Signed by:
By: Bernie O'Neill
Name: Bernie O'Neill
Title: Chief Executive Officer and Director
Date: 8/4/2026